2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports First Quarter 2013 Results
Same-Property RevPAR Increased 8.5 Percent; Adjusted FFO per Diluted Share rose 81.8 Percent

Bethesda, MD, April 25, 2013 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the first quarter ended March 31, 2013. The Company's results include the following:

	First Quarter
	2013	2012
	($ in millions, except per share and RevPAR data)

Net income (loss) to common shareholders	$(4.9)	$(7.2)
Net income (loss) per diluted share	$(0.08)	$(0.14)

Same-Property RevPAR(1)	$159.96	$147.37
Same-Property EBITDA(1)	$25.7	$22.4
Same-Property EBITDA growth rate	14.4%
Same-Property EBITDA Margin(1)	21.0%	19.4%

Adjusted EBITDA(1)	$22.0	$14.0
Adjusted EBITDA growth rate	57.6%

Adjusted FFO (1)	$12.0	$5.5
Adjusted FFO per diluted share(1)	$0.20	$0.11
Adjusted FFO per diluted share growth rate	81.8%

(1) See tables later in this press release for a description of same-property information (formerly pro forma) and reconciliations from net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property RevPAR, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“The first quarter represented another quarter of strong results for Pebblebrook, as both the top and bottom line results and growth rates exceeded our outlook,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Our hotels continued to benefit from healthy demand growth in business transient travel, as well as robust leisure and international inbound travel. In addition, we experienced tremendous gains from our hotels that have recently completed property renovations, including Sheraton Delfina, Hotel Monaco Seattle, the Argonaut Hotel and Mondrian Los Angeles. We expect these favorable trends will continue throughout 2013 as fundamentals in the hotel industry remain very attractive. This strength should allow us to capitalize on opportunities to increase room rates as a result of our renovated and repositioned portfolio and the historically high occupancies in the majority of our markets.”

First Quarter Highlights

▪
Same-Property RevPAR: Same-Property revenue per available room (“Same-Property RevPAR”) in the first quarter of 2013 increased 8.5 percent over the same period of 2012 to $159.96. Same-Property average daily rate (“Same-Property ADR”) grew 3.4 percent from the first quarter of 2012 to $201.89. Same-Property Occupancy rose 5.0 percent to a robust 79.2 percent.

▪
Same-Property EBITDA: The Company's hotels generated $25.7 million of Same-Property EBITDA for the quarter ended March 31, 2013, climbing 14.4 percent compared with the same period of 2012. Same-Property Revenues increased 5.9 percent, while Same-Property Expenses rose 3.8 percent. As a result, Same-Property EBITDA Margin grew to 21.0 percent for the quarter ended March 31, 2013, representing an increase of 157 basis points as compared to the same period last year.

▪	Adjusted EBITDA: The Company's Adjusted EBITDA increased to $22.0 million from $14.0 million in the prior year period, an increase of $8.0 million, or 57.6 percent.

▪	Adjusted FFO: The Company's Adjusted FFO climbed to $12.0 million from $5.5 million in the prior year period, an increase of 119.5 percent.

▪
Dividends: On March 15, 2013, the Company declared a regular quarterly cash dividend of $0.16 per share on its common shares (an increase of 33 percent from the prior quarterly dividend of $0.12 per share), a regular quarterly cash dividend of $0.4921875 per share on its 7.875 percent Series A Cumulative Redeemable Preferred Shares, a regular quarterly cash dividend of $0.50 per share on its 8.0 percent Series B Cumulative Redeemable Preferred Shares and a partial quarterly cash dividend of $0.121875 per share on its 6.50 percent Series C Cumulative Redeemable Preferred Shares.

“We were able to increase Hotel EBITDA 14.4 percent over the prior year period and improve operating margins by 157 basis points during the quarter, despite the significant negative impact from renovations at several of our hotels,” added Mr. Bortz. “We continue to benefit from our strategy of investing primarily in stronger urban markets in major gateway cities. In addition, we're experiencing extremely positive results following our property renovations and repositioning programs that we completed in 2011 and 2012 and through the execution of our asset management and best practice initiatives. We expect to see substantial improvements in our operating profitability and cash flow as we implement previously identified improvements and identify new opportunities in 2013 and beyond that will benefit future years.”

Capital Reinvestment

During the first quarter, the Company invested $17.0 million in capital improvements throughout its portfolio. The Company's capital investments included $6.0 million at Hotel Zetta (formerly Hotel Milano), $2.1 million at the Sofitel Philadelphia and $0.8 million at the Affinia 50.

In March 2013, the Company completed a comprehensive renovation, repositioning and expansion of Hotel Zetta, which included the repositioning of the hotel as a four diamond quality hotel, as well as creating eight additional guest rooms.

“The guest response from the launch of Hotel Zetta in San Francisco has been fabulous,” noted Mr. Bortz. “We're very excited about the potential of this unique hotel in San Francisco's growing South of Market area as it ramps up over this year and next year.”

In January 2013, the Company commenced a $4.5 million refurbishment of the Sofitel Philadelphia guest rooms and corridors, which it completed in April 2013.

Also in January, the Company, along with its joint venture partner, commenced an $18.0 to $20.0 million comprehensive renovation, reconfiguration and expansion of the Affinia 50, which includes renovating the guest rooms, corridors, lobby, public areas and exterior. The reconfiguration of the hotel will increase the number of guest rooms by almost 20 percent, from 210 to 251. This project is on schedule and on budget and is expected to be substantially complete by the fourth quarter of 2013. The Company expects to fund its 49 percent pro rata interest of the total project costs with available cash.

In addition to its capital reinvestment programs, the Company continues to implement a comprehensive array of asset management best practices, initiatives and operating efficiencies throughout its portfolio to increase hotel revenues and reduce operating expenses in an effort to continue its strong growth in Same-Property EBITDA and Same-Property EBITDA Margins. Since its first hotel acquisition in 2010, the Company has identified approximately $15.8 million of annualized best practices and asset management opportunities throughout its portfolio that it has either implemented or is in the process of implementing.

Acquisitions

On January 29, 2013, the Company acquired the Embassy Suites San Diego Bay - Downtown for $112.5 million. The 337-suite, urban, upper upscale, full service hotel is located in downtown San Diego, California.

“We're excited about the acquisition of the Embassy Suites San Diego Bay - Downtown and the ability to further expand our presence in the highly desirable downtown San Diego market,” said Mr. Bortz. “Working with our new manager, HEI Hotels, we're identifying revenue opportunities as well as implementing best practices and expense savings measures. We're very encouraged with the noteworthy upside at this hotel.”

Since its initial public offering in December 2009, the Company has acquired 26 properties, including its joint venture with Denihan Hospitality Group, which owns six upper upscale hotels (the “Manhattan Collection”) in New York, New York, totaling $2.1 billion of invested capital.

Capital Markets

During the first quarter of 2013 the Company closed an underwritten public offering of 3.6 million shares of its 6.50 percent Series C Cumulative Redeemable Preferred Shares, resulting in net proceeds of $87.1 million.

“We are thrilled with the strong execution of our preferred equity raise combined with our recent debt originations,” commented Raymond D. Martz, Chief Financial Officer of Pebblebrook Hotel Trust. “This has lowered our overall cost of capital while providing additional capital for future acquisitions.”

Balance Sheet

As of March 31, 2013, the Company had $537.8 million in consolidated debt and $200.9 million in unconsolidated, non-recourse, secured debt at weighted-average interest rates of 4.4 percent and 3.7 percent, respectively. The Company's total combined pro rata weighted-average interest rate is 4.2 percent. The Company had $100.0 million outstanding in the form of an unsecured term loan and no outstanding balance on its $200.0 million senior unsecured revolving credit facility. As of March 31, 2013, the Company had $128.8 million of consolidated cash, cash equivalents and restricted cash and $15.5 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company's 49 percent pro rata interest in the Manhattan Collection.

On March 31, 2013, as defined in the Company's credit agreement, the Company's fixed charge coverage ratio was 2.2 times and total net debt to trailing 12-month corporate EBITDA was 4.5 times. The Company's total debt to total assets ratio was 33 percent. Excluding its interest in the off-balance sheet Manhattan Collection, the Company's fixed charge coverage ratio was 2.3 times, net debt to trailing 12-month corporate EBITDA was 3.9 times and total debt to total assets ratio was 30 percent.

Subsequent Events

On April 4, 2013, the joint venture owning the Manhattan Collection successfully completed a new $50.0 million interest-only, non-recourse, secured loan at a fixed annual interest rate of 3.14 percent and a term of five years. The loan is collateralized by a first mortgage on the 242-room Affinia Dumont in New York, New York.

On April 11, 2013, the underwriters exercised their full over-allotment option to purchase an additional 400,000 shares of the Company's 6.50% Series C Cumulative Redeemable Preferred Shares, resulting in additional net proceeds of approximately $9.6 million.

2013 Outlook

The Company's outlook for 2013, which assumes no additional acquisitions, incorporates the Company's recently completed capital markets activities and assumes continued improvement in economic activity, positive business travel trends and other significant assumptions, is as follows:

	2013 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$40.3	$43.3
Net income per diluted share	$0.66	$0.70

Adjusted EBITDA	$146.0	$149.0

Adjusted FFO	$85.5	$88.5
Adjusted FFO per diluted share	$1.39	$1.44

This 2013 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP Growth	1.75%	2.25%
U.S. Hotel Industry RevPAR growth rate	5.0%	6.5%

Same-Property RevPAR	$183.00	$186.00
Same-Property RevPAR growth rate	5.5%	7.0%

Same-Property EBITDA	$158.0	$162.0
Same-Property EBITDA Margin	28.0%	28.5%
Same-Property EBITDA Margin growth rate	75 bps	125 bps

Corporate cash general and administrative expenses	$11.0	$11.5
Corporate non-cash general and administrative expenses	$3.0	$3.5

Total capital investments related to renovations, capital maintenance and return on investment projects	$55.0	$65.0

Weighted-average fully diluted shares and units	61.5	61.5

The Company's outlook for the second quarter of 2013 is as follows:

	Second Quarter 2013 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Same-Property RevPAR	$194	$196
Same-Property RevPAR growth rate	5.0%	6.0%

Same-Property EBITDA	$43.3	$45.3
Same-Property EBITDA Margin	30.0%	30.5%
Same-Property EBITDA Margin growth rate	25 bps	75 bps

Adjusted EBITDA	$40.0	$42.0
Adjusted FFO	$23.5	$25.5
Adjusted FFO per diluted share	$0.38	$0.41

Weighted Average fully diluted shares and units	61.5	61.5

The Company's 2013 and Second Quarter Outlooks reflects the Company's 49 percent pro rata interest in the Manhattan Collection.

The Company's estimates and assumptions for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate for 2013 include the hotels owned as of March 31, 2013 as if they had been owned by the Company for the entire year of 2013, except for Hotel Zetta, which the Company expects to include after it has owned the hotel for one full year, starting in the second quarter of 2013. The Company's 2013 outlook assumes no additional acquisitions beyond the hotels the Company owned as of March 31, 2013.

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, April 26, 2013 at 9:00 AM EDT. To participate in the conference call, please dial (888) 206-4824 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company's website. To access the webcast, log on to http://www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 26 hotels, including 20 wholly owned hotels with a total of 4,960 guest rooms and a 49% joint venture interest in six hotels with a total of 1,733 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, across 16 markets: Los Angeles, California; San Diego, California; San Francisco, California; Santa Monica, California; West Hollywood, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Seattle, Washington; and Washington, DC. For more information, please visit www.pebblebrookhotels.com.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company's net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company's expenses, share count or other financial items; descriptions of the Company's plans or objectives for future operations, acquisitions or services; forecasts of the Company's future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2012. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company's business and financial results, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company's SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company's website at www.pebblebrookhotels.com.

All information in this press release is as of April 25, 2013. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company's expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1300

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands)

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$1,535,458	$1,417,229
Investment in joint venture	276,378	283,011
Ground lease asset, net	10,228	10,283
Cash and cash equivalents	115,633	85,900
Restricted cash	13,152	12,034
Hotel receivables (net of allowance for doubtful accounts of $116 and $28, respectively)	20,278	13,463
Deferred financing costs, net	5,646	5,753
Prepaid expenses and other assets	18,955	18,489
Total assets	$1,995,728	$1,846,162

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$—	$—
Term loan	100,000	100,000
Mortgage debt (including mortgage loan premium of $6,866 and $2,498, respectively)	437,837	368,508
Accounts payable and accrued expenses	48,031	47,364
Advance deposits	7,724	4,596
Accrued interest	1,876	1,328
Distribution payable	13,984	11,274
Total liabilities	609,452	533,070
Commitments and contingencies
Shareholders’ equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference of $315,000 and $225,000 at March 31, 2013 and December 31, 2012), 100,000,000 shares authorized; 12,600,000 shares issued and outstanding at March 31, 2013 and 9,000,000 issued and outstanding at December 31, 2012	126	90
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 61,007,735 issued and outstanding at March 31, 2013 and 60,955,090 issued and outstanding at December 31, 2012	610	610
Additional paid-in capital	1,449,797	1,362,349
Accumulated other comprehensive income (loss)	(195)	(300)
Distributions in excess of retained earnings	(64,539)	(49,798)
Total shareholders’ equity	1,385,799	1,312,951
Non-controlling interests	477	141
Total equity	1,386,276	1,313,092
Total liabilities and equity	$1,995,728	$1,846,162

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except per share data)
Unaudited

	Three months ended March 31,
	2013	2012

Revenues:
Hotel operating revenues:
Room	$67,139	$46,855
Food and beverage	31,163	25,524
Other operating	6,612	5,095
Total revenues	$104,914	$77,474

Expenses:
Hotel operating expenses:
Room	$18,858	$13,493
Food and beverage	24,058	19,703
Other direct	3,276	2,751
Other indirect	28,852	22,146
Total hotel operating expenses	75,044	58,093
Depreciation and amortization	13,211	9,689
Real estate taxes, personal property taxes and property insurance	5,591	4,007
Ground rent	922	420
General and administrative	4,339	3,600
Hotel acquisition costs	920	238
Total operating expenses	100,027	76,047
Operating income	4,887	1,427
Interest income	634	6
Interest expense	(5,458)	(3,257)
Other	—	—
Equity in earnings (loss) of joint venture	(2,907)	(3,596)
Income (loss) before income taxes	(2,844)	(5,420)
Income tax (expense) benefit	2,598	2,583
Net income (loss)	(246)	(2,837)
Net income (loss) attributable to non-controlling interests	2	(46)
Net income (loss) attributable to the Company	(248)	(2,791)
Distributions to preferred shareholders	(4,668)	(4,456)
Net income (loss) attributable to common shareholders	$(4,916)	$(7,247)
Net income per share available to common shareholders, basic and diluted	$(0.08)	$(0.14)
Weighted-average number of common shares, basic	60,996,196	51,009,904
Weighted-average number of common shares, diluted	60,996,196	51,009,904

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO, EBITDA, Adjusted FFO, and Adjusted EBITDA
($ in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2013	2012
Net income	$(246)	$(2,837)
Adjustments:
Depreciation and amortization	13,169	9,651
Depreciation and amortization from joint venture	2,606	2,427
FFO	$15,529	$9,241
Distribution to preferred shareholders	$(4,668)	$(4,456)
FFO available to common share and unit holders	$10,861	$4,785
Hotel acquisition costs	920	238
Ground lease amortization	22	54
Amortization of LTIP units	395	395
Management contract transition costs	197	—
Interest expense adjustment for above market loan	(382)	—
Adjusted FFO available to common share and unit holders	$12,013	$5,472

FFO per common share - basic	$0.18	$0.09
FFO per common share - diluted	$0.18	$0.09
Adjusted FFO per common share - basic	$0.20	$0.11
Adjusted FFO per common share - diluted	$0.20	$0.11
Weighted-average number of basic common shares and units	61,377,305	51,939,003
Weighted-average number of fully diluted common shares and units	61,507,435	51,994,380

	Three months ended March 31,
	2013	2012

Net income	$(246)	$(2,837)
Adjustments:
Interest expense	5,458	3,257
Interest expense from joint venture	2,021	3,313
Income tax expense (benefit)	(2,598)	(2,583)
Depreciation and amortization	13,211	9,689
Depreciation and amortization from joint venture	2,606	2,427
EBITDA	$20,452	$13,266
Hotel acquisition costs	920	238
Ground lease amortization	22	54
Amortization of LTIP units	395	395
Management contract transition costs	197	—

Adjusted EBITDA	$21,986	$13,953

    To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations - Funds from operations (“FFO”) represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO, because it believes that adjusting EBITDA and FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:

- Ground lease amortization: The Company excludes the non-cash amortization expense of the Company's ground lease asset.
- Hotel acquisition costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Reorganization costs from joint venture: The Company excludes reorganization costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Amortization of LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management contract termination costs: The Company excludes one-time management contract termination costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for above-market loans: The Company excludes interest expense adjustment for above-market loans assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Reflects the Company's 49% ownership interest in the Manhattan Collection)
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2013	2012
REVENUES:
Hotel operating revenues:
Room	$14,001	$13,520
Food and beverage	1,640	1,574
Other operating	639	684
Total revenues	16,280	15,778

EXPENSES:
Total hotel expenses	14,537	13,639
Depreciation and amortization	2,606	2,427
Total operating expenses	17,143	16,066
Operating income (loss)	(863)	(288)
Interest income	10	35
Interest expense	(2,021)	(3,313)
Other	(33)	(30)
Equity in earnings of joint venture	$(2,907)	$(3,596)

	Fixed Interest Rate	Loan Amount
DEBT:
Mortgage(1)	3.67%	$200,900
Cash and cash equivalents		(8,618)
Net debt		192,282
Restricted cash		(6,845)
Net debt including restricted cash		$185,437

(1) Does not include the Company's pro rata interest of the $50.0 million preferred capital the Company made to the joint venture, in which Pebblebrook has a 49% ownership interest.

Notes:

These operating results represent the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Affinia Manhattan, Affinia 50, Affinia Dumont, Affinia Shelburne, Affinia Gardens and The Benjamin. The operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels.

The information above has not been audited and has been presented only for informational purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Entire Portfolio
(Unaudited)

	Three months ended March 31,
	2013	2012
Total Portfolio
Same-Property Occupancy	79.2%	75.5%
Increase/(Decrease)	5.0%
Same-Property ADR	$201.89	$195.22
Increase/(Decrease)	3.4%
Same-Property RevPAR	$159.96	$147.37
Increase/(Decrease)	8.5%

Notes:

This schedule of hotel results for the three months ended March 31, includes information from all of the hotels the Company owned as of March 31, 2013, except for the Hotel Zetta (formerly Hotel Milano) for both 2013 and 2012. Results for the Manhattan Collection reflect Pebblebrook’s 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. The Company expects to include historical hotel results for the Hotel Zetta after the Company has owned the hotel for one year. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Wholly Owned
(Unaudited)

	Three months ended March 31,
	2013	2012
Total Portfolio
Same-Property Occupancy	78.0%	73.5%
Increase/(Decrease)	6.1%
Same-Property ADR	$199.89	$193.94
Increase/(Decrease)	3.1%
Same-Property RevPAR	$155.89	$142.53
Increase/(Decrease)	9.4%

Notes:

This schedule of hotel results for the three months ended March 31, includes information from all of the hotels the Company owned as of March 31, 2013, except for the Hotel Zetta (formerly Hotel Milano) and Pebblebrook’s 49% ownership interest in the Manhattan Collection for both 2013 and 2012. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. The Company expects to include historical hotel results for the Hotel Zetta after the Company has owned the hotel for one year. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Manhattan Collection
(Unaudited)

	Three months ended March 31,
	2013	2012
Total Portfolio
Same-Property Occupancy	86.3%	86.9%
Increase/(Decrease)	(0.6)%
Same-Property ADR	$212.22	$201.42
Increase/(Decrease)	5.4%
Same-Property RevPAR	$183.19	$174.97
Increase/(Decrease)	4.7%

Notes:

This schedule of hotel results for the three months and full years ended March 31, includes only information for the six hotels that comprise the Manhattan Collection as of March 31, 2013. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same Property Results - Entire Portfolio
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2013	2012

Same-Property Revenues:
Rooms	$81,962	$76,334
Food and beverage	32,995	32,167
Other	7,301	6,974
Total hotel revenues	122,258	115,475

Same-Property Expenses:
Rooms	$24,576	$23,008
Food and beverage	25,983	25,551
Other direct	3,356	3,611
General and administrative	11,633	11,281
Sales and marketing	9,651	9,439
Management fees	3,726	3,328
Property operations and maintenance	4,288	4,357
Energy and utilities	3,617	3,680
Property taxes	6,370	5,502
Other fixed expenses	3,379	3,275
Total hotel expenses	96,579	93,032

Same-Property EBITDA	$25,679	$22,443

Same-Property EBITDA Margin	21.0%	19.4%

Notes:

This schedule of hotel results for the three months ended March 31, includes information from all of the hotels the Company owned as of March 31, 2013, except for the Hotel Zetta (formerly Hotel Milano) for both 2013 and 2012. Results for the Manhattan Collection reflect Pebblebrook’s 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. The Company expects to include historical hotel results for the Hotel Zetta after the Company has owned the hotel for one year. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Wholly Owned
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2013	2012

Same-Property Revenues:
Rooms	$67,962	$62,813
Food and beverage	31,355	30,593
Other	6,662	6,290
Total hotel revenues	105,979	99,696

Same-Property Expenses:
Rooms	$18,959	$17,618
Food and beverage	24,299	24,023
Other direct	3,245	3,504
General and administrative	9,691	9,457
Sales and marketing	8,448	8,293
Management fees	3,214	2,836
Property operations and maintenance	3,532	3,657
Energy and utilities	2,831	2,953
Property taxes	4,565	3,873
Other fixed expenses	3,259	3,179
Total hotel expenses	82,043	79,393

Same-Property EBITDA	$23,936	$20,303

Same-Property EBITDA Margin	22.6%	20.4%

Notes:

This schedule of hotel results for the three months ended March 31, includes information from all of the hotels the Company owned as of March 31, 2013, except for the Hotel Zetta (formerly Hotel Milano) and Pebblebrook’s 49% ownership interest in the Manhattan Collection for both 2013 and 2012. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. The Company expects to include historical hotel results for the Hotel Zetta after the Company has owned the hotel for one year. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Manhattan Collection
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2013	2012
Same-Property Revenues:
Rooms	$14,001	$13,520
Food and beverage	1,640	1,574
Other	639	684
Total hotel revenues	16,280	15,778

Same-Property Expenses:
Rooms	$5,617	$5,390
Food and beverage	1,684	1,527
Other direct	112	108
General and administrative	1,942	1,824
Sales and marketing	1,203	1,145
Management fees	512	492
Property operations and maintenance	756	701
Energy and utilities	786	726
Property taxes	1,805	1,630
Other fixed expenses	120	96
Total hotel expenses	14,537	13,639

Same-Property EBITDA	$1,743	$2,139

Same-Property EBITDA Margin	10.7%	13.6%

Notes:

This schedule of hotel results for the three months and full years ended March 31, includes only information for the six hotels that comprise the Manhattan Collection as of March 31, 2013. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1

DoubleTree by Hilton Bethesda	X
Sir Francis Drake	X
InterContinental Buckhead	X
Hotel Monaco Washington, DC	X
Grand Hotel Minneapolis	X
Skamania Lodge	X
Sheraton Delfina Santa Monica	X
Sofitel Philadelphia	X
Argonaut Hotel	X
Hotel Monaco Seattle	X
Westin Gaslamp Quarter San Diego	X
Mondrian Los Angeles	X
Viceroy Miami	X
W Boston	X
Manhattan Collection	X
Hotel Zetta (formerly Hotel Milano)
Hotel Vintage Park Seattle	X
Hotel Vintage Plaza Portland	X
W Los Angeles - Westwood	X
Hotel Palomar San Francisco	X
Embassy Suites San Diego Bay	X

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s first quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of March 31, 2013, except for the Hotel Zetta (formerly Hotel Milano) for both 2013 and 2012. Results for the Manhattan Collection reflect Pebblebrook's 49% ownership interest. The Company expects to include historical operating results for the Hotel Zetta after the Company has owned the hotel for one year. Operating statistics and financial results include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2013 Outlook include the hotels owned as of March 31, 2013, except for Hotel Zetta for the first quarter. These operating statistics and financial results may include periods prior to the Company’s ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2013 Outlook only reflect the Company's 49% ownership interest in the hotels.

Pebblebrook Hotel Trust
Historical Same-Property Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012	Full Year 2012

Same-Property Occupancy	75%	85%	87%	79%	82%
Same-Property ADR	$195	$218	$219	$222	$214
Same-Property RevPAR	$147	$186	$190	$176	$175

Same-Property Revenues	$115.5	$139.7	$140.7	$136.8	$532.7
Same-Property EBITDA	$22.4	$42.2	$43.5	$38.0	$146.2

	First Quarter 2013

Same-Property Occupancy	79%
Same-Property ADR	$202
Same-Property RevPAR	$160

Same-Property Revenues	$122.3
Same-Property EBITDA	$25.7

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2013, except for the operating results of Hotel Zetta (formerly Hotel Milano). The hotel operating results for the Manhattan Collection only includes 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The Company expects to include historical operating results for Hotel Zetta after the Company has owned the hotel for one year. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Same-Property Operating Data - Wholly Owned
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012	Full Year 2012

Same-Property Occupancy	73%	84%	86%	77%	80%
Same-Property ADR	$194	$206	$210	$202	$203
Same-Property RevPAR	$143	$173	$180	$156	$163

Same-Property Revenues	$99.7	$117.0	$119.2	$111.2	$447.2
Same-Property EBITDA	$20.3	$33.6	$35.7	$27.7	$117.3

	First Quarter 2013

Same-Property Occupancy	78%
Same-Property ADR	$200
Same-Property RevPAR	$156

Same-Property Revenues	$106.0
Same-Property EBITDA	$23.9

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2013, except for the operating results of Hotel Zetta (formerly Hotel Milano) and Pebblebrook's 49% interest in the 6 hotel Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The Company expects to include historical operating results for Hotel Zetta after the Company has owned the hotel for one year. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Same-Property Operating Data - Manhattan Collection
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012	Full Year 2012

Same-Property Occupancy	87%	93%	93%	93%	91%
Same-Property ADR	$201	$282	$268	$316	$268
Same-Property RevPAR	$175	$263	$249	$293	$245

Same-Property Revenues	$15.8	$22.7	$21.5	$25.6	$85.5
Same-Property EBITDA	$2.1	$8.6	$7.8	$10.3	$28.9

	First Quarter 2013

Same-Property Occupancy	86%
Same-Property ADR	$212
Same-Property RevPAR	$183

Same-Property Revenues	$16.3
Same-Property EBITDA	$1.7

Notes:

These historical hotel operating results include only information from the 6 hotel properties in the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.